As filed with the Securities and Exchange Commission on November 9, 1994

                                            Registration No. 33 - ________


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              SCOTT PAPER COMPANY
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                                                23-1065080
(State of incorporation)                                    (I.R.S. Employer
                                                            Identification No.)

                 SCOTT PLAZA, PHILADELPHIA, PENNSYLVANIA  19113
                    (Address of Principal Executive Offices)



                              SCOTT PAPER COMPANY
                     NON-U.S. EMPLOYEES' STOCK OPTION PLAN
                           (Full title of the plan)



                            Frank W. Bubb, III, Esq.
                Staff Vice President and Chief Financial Counsel
                              Scott Paper Company,
                                  Scott Plaza,
                     Philadelphia, Pennsylvania 19113-1585
                    (Name and address of agent for service)


                                 (610) 522-5806
                    (Telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of        Amount         Proposed       Proposed       Amount of
securities      to be          maximum        maximum        registration
to be           registered     offering       aggregate      fee
registered        (1)          price per      offering
                               share          price

Common
shares,
without
par value        400,000       $66.4375(2)    $26,575,000     $9,163.79


(1) This registration statement also relates to an indeterminate number of Common Shares that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Calculated on the basis of the average of the high and low price of shares reported in the consolidated reporting system as of November 3, 1994.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.
- ------   ---------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

          (a) The registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) Form 8 Amendment No. 2 dated October 14, 1982 and Form 8 Amendment No. 3 dated July 26, 1990, each of which amends the registrant's Form 10 for its Common Shares.

Item 4.  Description of Securities.
- ------   -------------------------


     Not applicable.


Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------


     Not applicable.

Item 6.  Indemnification of Directors and Officers.
- ------   -----------------------------------------

     Pennsylvania statutes permit, and the Company's Articles and by-laws provide for, a limitation on the liability of Directors and corporate officers for monetary damages for a breach of, or failure to observe, their duty of care owing to the Company unless their conduct constitutes self-dealing, willful misconduct or recklessness or unless the liability arises under the criminal or tax laws. The statutes also permit, and the by-laws provide for, indemnification of such persons against any liability (including expenses, damages, fines, amounts paid in settlement and punitive damages) arising from the fact that they were or are representatives of the Company, except where the indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness. The Company and such persons have entered into indemnification agreements which substantially mirror the above-referenced indemnification by-law. Finally, the statutes and the by-laws permit the Company to secure its indemnification obligations in several ways, including maintaining insurance and creating trusts or other funds.

     With respect to insurance, the Company maintains policies which insure the Company against amounts which it may become obligated to pay as indemnification to directors and officers and insure such directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged "wrongful act" in their official capacity. A wrongful act is generally defined as "any breach of duty, neglect, error, misstatement, misleading statement, or omission or other act done or wrongfully attempted by the insureds or... so alleged by any claimant or any matter claimed against them solely by reason of their being such Directors or officers," subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured's breach of fiduciary duty, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed.
- ------   -----------------------------------

     Not applicable.

Item 8.  Exhibits.
- ------   --------

Exhibit
Number       Description of Exhibit
- -------      ----------------------

4(a)         1994 Non-U.S. Employees' Stock Option Plan

4(b)         Rights Agreement dated as of July 15,
             1986 between Scott Paper Company and
             Morgan Guaranty Trust Company of New
             York, as Rights Agent, as amended by
             Amendment No. 1 dated May 17, 1988 and
             Amendment No. 2 dated October 18, 1988

5            Opinion of counsel as to legality
             of the securities being registered

23.1 Consent of counsel (included in opinion filed as Exhibit 5)

23.2         Consent of Price Waterhouse LLP

24           Power of Attorney


Item 9.  Undertakings.
- ------   ------------

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum and the Commonwealth of Pennsylvania, on this 8th day of November, 1994.


                                      SCOTT PAPER COMPANY


                                       By: /s/ Albert J. Dunlap
                                          ---------------------
                                            Albert J. Dunlap
                                            Chairman and Chief
                                            Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature and Title                       Date
- -------------------                       ----



/s/ Albert J. Dunlap                  November 8, 1994
- ---------------------
Albert J. Dunlap
Chairman and
Chief Executive Officer



/s/ Basil L. Anderson                 November 8, 1994
- ----------------------
Basil L. Anderson
Vice President, Treasurer and
Chief Financial Officer



/s/ Edward B. Betz                    November 8, 1994
- -------------------
Edward B. Betz
Vice President and
Controller

                                   DIRECTORS


William A. Andres                               Richard K. Lochridge
Jack J. Crocker                                 Bruce K. MacLaury
Albert J. Dunlap                                Claudine B. Malone
John F. Fort, III                               Gary L. Roubos
Peter Harf                                      Paula Stern



                      A majority of the Board of Directors



                                       By  /s/ Frank W. Bubb, III
                                          -----------------------
                                            Frank W. Bubb, III
                                            Attorney-in-fact


                                       Date:      November 8, 1994

                                 EXHIBIT INDEX
                                 -------------


Exhibit                         Description of
Number                              Exhibit
- -------                         --------------

4(a)                  1994 Non-U.S. Employees' Stock Option Plan

4(b) Rights Agreement dated as of July 15, 1986 between Scott Paper Company and Morgan Guaranty Trust Company of New York, as Rights Agent, as amended by Amendment No. 1 dated May 17, 1988 and Amendment No. 2 dated October 18, 1988

5                     Opinion of counsel as to legality
                      of the securities being registered

23.1 Consent of counsel (included in opinion filed as Exhibit 5)

23.2                  Consent of Price Waterhouse LLP

24                    Power of Attorney